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                                                                    Exhibit 99.5



                                  July 13, 2001

Donna Karan Studio
Donna Karan International Inc.
550 Seventh Avenue
New York, New York 10018

Dear Ladies and Gentlemen:

         Reference is made to the License Agreement dated as of July 3, 1996 (as amended, the "License Agreement") among Gabrielle Studio, Inc. ("GS") and Donna Karan Studio ("DKS"). Reference is also made to the Assignment made as of March 31, 2001 between GS and Karma Acquisition, Inc. ("Karma"), pursuant to which GS assigned to Karma the right to receive certain Sales Royalty payments under the License Agreement (the "First Assignment"), and the Assignment made as of March 31, 2001 between Karma and LVMH Moet Hennessy Louis Vuitton Inc. ("LVMH"), pursuant to which Karma assigned to LVMH the right to receive such Sales Royalty payments (the "Second Assignment"). Capitalized terms used but not defined in this letter shall have the meaning given to them in the License Agreement.

         In connection with the termination of John Idol's employment with Donna Karan International Inc. (the "Company") as Chief Executive Officer and Director and his continued employment with the Company as an advisor to the Company's Board of Directors in connection with certain transition matters, all as effective as of July 13, 2001, and the payment obligations of the Company pursuant to the letter of even date herewith between Mr. Idol and the Company, in the event the merger contemplated by the Agreement and Plan of Merger dated as of March 31, 2001 among LVMH, the Company and DKI Acquisition, Inc. is not consummated by November 15, 2001, LVMH hereby agrees to defer payment of that portion of the Sales Royalty, payable to LVMH pursuant to the First Assignment and the Second Assignment, with respect to the third quarter of 2001 equal to $6,251,712 (the "Deferred Portion"); provided that the full amount of such Sales Royalty for such third quarter over and above the Deferred Portion shall be due and payable to LVMH on November 15, 2001; and provided, further, that the Deferred Portion shall be due and payable in full pursuant to the License Agreement no later than January 15, 2002, together with interest from November 15, 2001 to the date of payment equal to the borrowing rate then paid by DKS to its principal lending institution. The obligation of DKS to pay the Deferred Portion shall be guaranteed by the Company pursuant to the form of Guaranty attached


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to this letter agreement as EXHIBIT A.

         All of the terms and conditions set forth in the License Agreement, the First Assignment and the Second Assignment shall remain in full force and effect, except to the extent otherwise expressly set forth herein. This letter agreement may be executed in any number of identical counterparts, any of which may contain the signatures of less than all parties, and all of which together shall constitute a single agreement.

                                     LVMH Moet Hennessy Louis Vuitton Inc.


                                     By: /s/ Bruce G. Ingram
                                        ----------------------------------------
                                     Title: Senior Vice President
                                           -------------------------------------

                                     Gabrielle Studio, Inc.


                                     By: /s/ Louise Firestone
                                        ----------------------------------------
                                     Title: Vice President
                                           -------------------------------------

                                     Karma Acquisition, Inc.


                                     By:   /s/ Bruce G. Ingram
                                        ----------------------------------------
                                     Title: President
                                           -------------------------------------

Agreed to as of the date first
above written by:

Donna Karan Studio


By: /s/ M. William Benedetto
   --------------------------------------------------
Title: Authorized Signatory
      -----------------------------------------------


Donna Karan International Inc.


By: /s/ M. William Benedetto
   --------------------------------------------------
Title: Director
      -----------------------------------------------

cc:      Arnold S. Jacobs, Esq.
         Peter J. Barack, Esq.


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                                    EXHIBIT A

                                    GUARANTY

         Reference is hereby made to the letter agreement among LVMH Moet Hennessy Louis Vuitton Inc. ("LVMH"), Gabrielle Studio, Inc. and Karma Acquisition, Inc. and Donna Karan Studio ("DKS") and Donna Karan International Inc. ("DKI"), the corporate parent of a general partner of DKS, dated as of July 13, 2001, regarding the deferral of a portion of Sales Royalty (the "Deferral Letter"). Capitalized terms used but not defined in this Guaranty shall have the meaning given to them in the Deferral Letter. For good and valuable considerations received, DKI hereby unconditionally and absolutely guaranties the payment of the Deferred Portion by DKS to LVMH. In order to hold DKI liable under this Guaranty, there shall be no obligation on the part of LVMH, at any time, to resort for payment to DKS or to anyone else, or to any collateral, security, property, liens or other rights or remedies whatsoever, all of which is hereby expressly waived by DKI. DKI further expressly waives diligence in collection or protection, presentment, demand or protest or in giving notice to any one of protest, dishonor, default, or nonpayment or of any other matters or things whatsoever relating hereto.

Dated: July 13, 2001                 DONNA KARAN INTERNATIONAL INC., a
                                     Delaware corporation

                                     By:  /s/ M. William Benedetto
                                        ----------------------------------------
                                     Title:  Director
                                           -------------------------------------


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